UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 28, 2010

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406 Seattle, Washington 98101 (206) 903-1351 (Address of Registrant’s principal executive office and telephone number)

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2010, Visualant, Inc. (“Visualant” or the “Company”), an emerging leader in authentication systems technology, announced that it had signed a Letter of Intent to acquire all Visualant related assets of the RATLab LLC (“RATLab”).

The RATLab is a Seattle based research and development laboratory created by Dr. Tom Furness, founder and Director of the HITLab International, with labs at Seattle, University of Canterbury in New Zealand, and the University of Tasmania in Australia. Guided by Dr. Tom Furness and Dr. Brian Schowengerdt, a research scientist in the field of optics and vision science, the RATLab developed the Spectral Pattern Matching (“SPM”) technology under contract for Visualant.

With this acquisition, Visualant is expected to consolidate all intellectual property relating to the SPM technology. In addition to its current authentication and security applications of SPM, Visualant will now own all other applications including the important fields of medicine, agriculture, and the environment and begin the creation of the Visualant Laboratory.

Upon the closing of this asset acquisition transaction, Dr. Tom Furness and Dr. Brian Schowengerdt will continue to provide technology leadership to Visualant, under terms that are still subject to negotiation.

On November 28, 2010, the parties signed an Extension of the Letter of Intent. The acquisition is expected to close by January 30, 2011.

Section 8 – Other Events

Item 8.01 Other Events.

On December 2, 2010, the Company issued a letter to its shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits –

Exhibit No.	Description

10.1	Extension to Letter of Intent dated November 28, 2010 by and between Visualant, Inc. and the RatLab LLC.

99.1	Press Release of Visualant, Inc. dated December 2, 2010 related to a letter to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

December 2, 2010

Item 9.01  Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits –

Exhibit No.	Description

10.1	Extension to Letter of Intent dated November 28, 2010 by and between Visualant, Inc. and the RatLab LLC.

99.1	Press Release of Visualant, Inc. dated December 2, 2010 related to a letter to shareholders.